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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 18, 2000
                                                       ------------------

                            SYMPHONIX DEVICES, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


Delaware                        000-23767      77-0376250
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(State or other jurisdiction    (Commission    (IRS Employer
of incorporation)               File Number)   Identification No.)


       2331 Zanker Road, San Jose, California          95131-1107
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       (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code (408) 232-0710
                                                          --------------

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         (Former name or former address, if changed since last report)
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Item 5.    Other Events

     Symphonix Devices, Inc. entered into a Common Stock Purchase Agreement, dated as of September 18, 2000, with accredited investors, including J.P. Morgan Capital, L.P. and Patricof & Co. Ventures, Inc., providing for Symphonix's sale of 6,397,632 shares of its common stock to the investors for a purchase price of approximately $26 million, which is at a per share price of $4.064, determined as 80% of the average of the closing price of the common stock as reported on The Nasdaq Stock Market-National Market over a 33-day period ending on September 18, 2000.

     The major terms of this financing include the following:

     .  Purchase Price Adjustment. Each investor may elect to receive, once
        -------------------------
during the two-year period following the closing of the financing and at no extra cost, additional shares of common stock of Symphonix based upon the difference between the original purchase price paid by the investor and the 33-day average market price of the common stock as of the date of such price adjustment.

     .  Right to Maintain. The investors will have the right to purchase a
        -----------------
portion of additional securities sold by Symphonix after the financing in an amount that enables each investor to maintain its percentage ownership of the total outstanding common stock.

     .  Registration Rights. Symphonix has agreed, within ten days following the
        -------------------
closing of the financing, to file a registration statement on Form S-3 covering the shares sold in the financing and to keep the registration statement effective for up to one year. Symphonix has also agreed to grant "piggyback" registration rights and demand registration rights to the investors.

     .  Indemnification and Insurance. Symphonix has agreed to indemnify two of
        -----------------------------
the investors, J.P. Morgan and Patricof, for claims related to their status as stockholders of Symphonix and to add them to its directors and officers liability insurance policy.

     .  Directors. Symphonix has agreed that its board of directors will
        ---------
nominate one individual designated by each of J.P. Morgan and Patricof to its board of directors, and that its board of directors and management will vote all shares for which they hold proxies or otherwise are entitled to vote in favor of these nominees.

     .  Acquisitions. Symphonix has agreed not to acquire other businesses in a
        ------------
transaction with consideration in excess of $10 million without the prior written consent of J.P. Morgan and Patricof.

     .  New Securities. Symphonix has agreed not to issue for two years after
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the closing of the financing, without the prior written consent of J.P. Morgan and Patricof:

           . common stock, other than shares sold pursuant to a registration statement, sold at a discount from its fair market value in a transaction in which the Company receives at least $5 million in proceeds; or

           .  securities senior to the common stock.

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     The closing of the financing is conditioned upon obtaining the approval of
Symphonix stockholders at a special meeting of stockholders to be held on November 8, 2000, and other closing conditions, including the appointment of nominees of J.P. Morgan and Patricof to the board of directors, the addition of J.P. Morgan and Patricof to its directors and officers liability insurance policy and the entering into of indemnification agreements with J.P. Morgan and Patricof. Symphonix cannot assure you that the necessary stockholder approval will be obtained, or that the other closing conditions will be met.

     The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

     (c)   Exhibits

          10.1 Common Stock Purchase Agreement dated September 18, 2000 between Symphonix Devices, Inc. and certain investors, including exhibits.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYMPHONIX DEVICES, INC.


                                    /s/ Kirk B. Davis
                                    ----------------------------------------
                                    Kirk B. Davis
                                    President and Chief Executive Officer

                                    Date:  November 2, 2000


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                                 EXHIBIT INDEX


Exhibit No.    Description
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10.1           Common Stock Purchase Agreement dated September 18, 2000 between
               Symphonix Devices, Inc. and certain investors, including exhibits.


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